Exhibit 2
EXECUTION COPY
EXHIBIT A-1
FORM OF PARENT VOTING AGREEMENT
     THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of October 25, 2007 by and among Omniture, Inc., a Delaware corporation (“Parent”), Visual Sciences, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder (“Stockholder”) of Parent.
RECITALS
     A. Concurrently with the execution of this Agreement, Parent, Voyager Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company have entered into an Agreement and Plan of Reorganization (the “Reorganization Agreement”), which provides for, among other things, the merger (the “Merger”) of Merger Sub with and into the Company.
     B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be converted into the right to receive the consideration set forth in the Reorganization Agreement, all upon the terms and subject to the conditions set forth in the Reorganization Agreement.
     C. As of the date of this Agreement, the Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the number of shares of outstanding capital stock of Parent and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of Parent, all as set forth on the signature page of this Agreement.
     D. In consideration of the execution of the Reorganization Agreement by the Company, Stockholder desires to vote the Shares (defined below) so as to facilitate the consummation of the Merger.
     NOW, THEREFORE, the parties hereto hereby agree as follows:
     1. Agreement to Vote Shares. Until the Expiration Date (defined below), at every annual or special meeting of stockholders of Parent called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of Parent with respect to any of the following (each such annual, special, adjourned or postponed meeting and written consent, each, a “Stockholder Vote”), Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 2), all shares of capital stock of Parent as to which Stockholder holds beneficial ownership at the time of such Stockholder Vote (collectively, the “Shares”) as follows:
          (a) in favor of approval of the issuance of shares of the Common Stock of Parent, par value $0.001 per share, in connection with the Merger; and

          (b) in favor of any adjournment or postponement recommended by Parent with respect to any stockholder meeting in connection with the issuance of shares of Parent Common Stock pursuant to the Reorganization Agreement and the Merger.
     As used herein, the term “Expiration Date” shall mean the earliest to occur of (i) such date as shall be mutually agreed upon in writing by Parent, the Company and Stockholder, (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement or (iii) the termination of the Reorganization Agreement in accordance with the terms thereof.
     2. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to the Company an irrevocable proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable law, covering the total number of Shares as to which Stockholder holds beneficial ownership at the time of the applicable Stockholder Vote.
     3. No Inconsistent Agreement. Stockholder hereby covenants and agrees (i) not to enter into any agreement that would restrict or interfere with the performance of Stockholder’s obligations hereunder and (ii) not to knowingly take any action that would reasonably be expected to make any of Stockholder’s representations or warranties contained herein untrue or incorrect or have the effect of preventing Stockholder from performing his, her or its obligations under this Agreement; provided, however, nothing in this Agreement shall limit the ability of Stockholder to sell, transfer or assign the shares of Parent capital stock held by the Stockholder from time to time, including, without limitation, distributing any such shares to limited partners, if applicable.
     4. Representations, Warranties of Stockholder. As of the date hereof, Stockholder represents and warrants to the Company as follows:
          (i) Stockholder is the beneficial owner of the shares of Parent capital stock set forth on the signature page hereto (the “Currently Owned Shares”), with full power to vote or direct the voting of the Currently Owned Shares for and on behalf of any and all beneficial owners of the Currently Owned Shares.
          (ii) The Currently Owned Shares are free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances of any kind or nature, in each case that would impair the right of the Stockholder to vote such shares.
          (iii) Stockholder does not beneficially own any shares of capital stock of Parent, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of Parent, other than the Currently Owned Shares.

          (iv) Stockholder has all necessary power, authority and legal capacity to make, enter into and carry out the terms of this Agreement and the Proxy and no other proceedings or actions on the part of the Stockholder are necessary to authorize the execution, delivery or performance of this Agreement or the Proxy.
     5. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the terms of this Agreement.
     6. Consents and Waivers. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.
     7. Termination. The term of this Agreement and the Proxy delivered in connection herewith shall commence on the date hereof and shall terminate and shall have no further force or effect as of the Expiration Date.
     8. No Survival of Representations and Warranties. The representations and warranties of the parties contained herein shall expire, and shall be terminated and extinguished, upon the Expiration Date.
     9. No Limitation. Nothing in this Agreement shall be construed to prohibit Stockholder from taking any action solely in his or her capacity as an officer or member of the Board of Directors of Parent, if applicable.
     10. Miscellaneous.
          (a) Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons, entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such illegal, void or unenforceable provision of this Agreement with a legal, valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such illegal, void or unenforceable provision.
          (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors by operation of law, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of Stockholder hereunder may be assigned to any other person without the prior written consent of the Company.
          (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto.

          (d) Waiver. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing.
          (e) Specific Performance; Injunctive Relief. The parties acknowledge that the Company will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to the Company at law or in equity.
          (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:
if to Parent, to:
Omniture, Inc.
550 East Timpanogos Circle
Orem, Utah 84097
Attention: Chief Legal Officer
Telephone No.: 801.722.7000
Facsimile No.: 801.722.7005
with copies to:
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Attention:     Martin W. Korman
Attention:     Robert G. O’Connor
Telephone No.: (650) 493-9300
Facsimile No.: (650) 493-6811
if to the Company, to:
Visual Sciences, Inc.

10182 Telesis Court, 6th Floor
San Diego, California 92121
Attention: Dru Greenhalgh
Telephone No.: (858) 754-2710
Facsimile No.: (858) 546-0695
with copies to:
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, California 92130
Attention:     Barry M. Clarkson
Telephone No.: (858) 523-5406
Facsimile No.: (858) 523-5450
          (iii) If to Stockholder: To the address for notice set forth on the signature page hereof.
          (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.
          (h) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.
          (i) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
          (j) No Ownership Interest. Nothing contained in this Agreement shall be deemed, upon execution, to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to Currently Owned Shares or the Shares, as applicable, except as otherwise provided herein or in the Reorganization Agreement. All rights, ownership and economic benefits of and relating to the Currently Owned Shares and the Shares, as applicable, shall remain vested in and belong to Stockholder, and the Company shall have no authority, as a result of this Agreement, to manage direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct Stockholder in the voting of any of the Currently Owned Shares or the Shares, as applicable, in each case, except as otherwise provided herein or in the Reorganization Agreement.
          (k) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.
[Remainder of Page Intentionally Left Blank]

EXECUTION COPY
     IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

VISUAL SCIENCES, INC.	STOCKHOLDER:

By:

Name:	Signature
Title:

Print Name

OMNITURE, INC.

By:	Address

Name:
Title:	Parent Capital Stock:

Common Stock:

Parent Options:

[SIGNATURE PAGE TO PARENT VOTING AGREEMENT]

EXECUTION COPY
EXHIBIT A
IRREVOCABLE PROXY
     The undersigned stockholder (“Stockholder”) of Omniture, Inc., a Delaware corporation (the “Parent”), hereby irrevocably (to the fullest extent permitted by law) appoints James W. MacIntyre, IV, Claire Long and Andrew S. Greenhalgh of Visual Sciences, Inc., a Delaware corporation (the “Company”), and each of them, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Parent that are beneficially owned by the undersigned at the time of each Stockholder Vote (defined below) (the “Shares”) in accordance with the terms of this Proxy until the Expiration Date (as defined in the Voting Agreement (as defined below)). The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the shares held by such Stockholder until after the Expiration Date.
     This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Voting Agreement, dated as of October 25, 2007, by and among the Company, Parent and Stockholder (the “Voting Agreement”), and is granted in consideration of the Company entering into that certain Agreement and Plan of Reorganization, dated as of October 25, 2007 (the “Reorganization Agreement”), by and among Parent, Voyager Merger Corp., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”) and the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the “Merger”).
     The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date (as defined in the Voting Agreement), at every annual, special, adjourned or postponed meeting of stockholders of Parent and in every written consent in lieu of such meeting (each such annual, special, adjourned or postponed meeting and/or written consent, each, a “Stockholder Vote”), to act as the undersigned’s attorney-in-fact and proxy to vote the Shares that are beneficially owned by the undersigned at the time of a Stockholder Vote, and to exercise all voting, consent and similar rights of the undersigned with respect to such Shares (including, without limitation, the power to execute and deliver written consents) as follows:
          (a) in favor of approval of the issuance of shares of the Common Stock of Parent, par value $0.001 per share, in connection with the Merger; and

          (b) in favor of any adjournment or postponement recommended by Parent with respect to any stockholder meeting in connection with the issuance of shares of Parent Common Stock pursuant to the Reorganization Agreement and the Merger.
     The attorneys-in-fact and proxies named above may not exercise this Proxy on any other matter except as provided above. Stockholder may vote the Shares on all other matters.
     Any obligation of the undersigned hereunder shall be binding upon the successors by operation of law of the undersigned.

2

     This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date (as defined in the Voting Agreement).

Dated: October ___, 2007

Signature

Print Name

Address

Shares:

Parent Common Stock:

Parent Options:

[SIGNATURE PAGE TO PROXY]